SubItem 77E
LEGAL PROCEEDINGS

Since October 2003 Federated
 and related entities
collectively Federated
 and various Federated
 funds Funds have been
 named as defendants in
several class action
lawsuits now pending
in the United States
 District Court for
the District of Maryland
 The lawsuits were purportedly
filed on behalf of people who
purchased owned and/or
redeemed shares of Federated
sponsored mutual funds
during specified periods
beginning November 1 1998
The suits are generally
similar in alleging that
 Federated engaged in
illegal and improper
trading practices
including market timing
 and late trading in
concert with certain
institutional traders
 which allegedly
caused financial
injury to the mutual
 fund shareholders
 These lawsuits began
to be filed shortly
after Federated s first
 public announcement
 that it had received
 requests for information
 on shareholder trading
activities in the Funds
 from the SEC the Office
 of the New York State
 Attorney General NYAG
 and other authorities
 In that regard on
November 28 2005 Federated
announced that it had
reached final settlements
 with the SEC and the NYAG
with respect to those matters
 Specifically the SEC and
 NYAG settled proceedings
 against three Federated
subsidiaries involving
 undisclosed market timing
 arrangements and late
trading The SEC made findings
 that Federated Investment
 Management Company FIMC
 an SEC registered investment
 adviser to various Funds
and Federated Securities
Corp an SEC registered broker
 dealer and distributor for
 the Funds violated provisions
 of the Investment Advisers
Act and Investment Company
Act by approving but not
 disclosing three market
 timing arrangements or
the associated conflict
of interest between FIMC
and the funds involved
in the arrangements either
 to other fund shareholders
 or to the funds board and
that Federated Shareholder
Services Company formerly
an SEC registered transfer
 agent failed to prevent a
 customer and a Federated
employee from late trading
in violation of provisions
of the Investment Company
Act The NYAG found that
such conduct violated
 provisions of New York
State law Federated
 entered into the settlements
 without admitting or denying
 the regulators findings As
 Federated previously reported
in 2004 it has already paid
approximately 80 million to
certain funds as determined
by an independent consultant
 As part of these settlements
 Federated agreed to pay
 disgorgement and a civil
 money penalty in the aggregate
 amount of an additional
72 million and among other
 things agreed that it would
 not serve as investment adviser
 to any registered investment
company unless i at least 75
 of the funds directors are
independent of Federated ii
the chairman of each such
fund is independent of
Federated iii no action
may be taken by the funds
 board or any committee
thereof unless approved
 by a majority of the
independent trustees of
the fund or committee
respectively and iv the
 fund appoints a senior
officer who reports to
the independent trustees
 and is responsible for
 monitoring compliance by
the fund with applicable
laws and fiduciary duties
and for managing the process
 by which management fees
 charged to a fund are
approved
The settlements are described
 in Federateds announcement
 which along with previous
press releases and related
communications on those
 matters is available
in the About Us section of
 Federateds website at
 FederatedInvestorscom
Federated and various
 Funds have also been
named as defendants in several
additional lawsuits the
majority of which are now
pending in the United States
District Court for the
Western District of
 Pennsylvania alleging
 among other things
excessive advisory and
Rule 12b1 fees
The board of the Funds
 has retained the law
firm of Dickstein Shapiro
LLP to represent the Funds
 in these lawsuits Federated
and the Funds and their
 respective counsel are
reviewing the allegations
and intend to defend this
litigation Additional lawsuits
 based upon similar
 allegations may be filed
 in the future The potential
impact of these lawsuits all
 of which seek unquantified
 damages attorneys fees and
 expenses and future
potential similar suits
is uncertain Although we
 do not believe that these
 lawsuits will have a
material adverse effect
 on the Funds there can
be no assurance that these
 suits ongoing adverse
publicity and/or other
 developments resulting
 from the regulatory
investigations will
not result in increased
 Fund redemptions reduced
sales of Fund shares or
other adverse consequences
 for the Funds